                                                                     Exhibit 4.1


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                            METROCALL HOLDINGS, INC.

                          COMMON STOCK PURCHASE WARRANT

No. W-1                                                        November 18, 2003


                                                     Warrant to Purchase 100,000
                                                     Shares of Common Stock


            METROCALL HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that WebLink Wireless I, L.P., a Texas limited partnership, or registered assigns (the "Holder"), is entitled to purchase from the Company an aggregate of 100,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at an exercise price equal to $40.00 per share (the "Purchase Price"), at any time or from time to time from and after the date the right to purchase such shares vests in accordance with
Section 2.1 hereof and prior to 5:00 P.M., New York City time, on the third anniversary of the date such rights vest (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

            This Warrant is one of the Common Stock Purchase Warrants (collectively, the "Warrants", such term to include any such warrants issued in substitution therefor) issued pursuant to the terms of the Management and Spectrum License Agreement, dated as of November 18, 2003 (the "Management and Spectrum License Agreement"), by and among Metrocall, Inc. ("Metrocall"), WebLink and WebLink Wireless, Inc., a Delaware corporation ("WebLink Parent"), (the "Management Agreement") and/or the Asset Purchase Agreement, dated November 18, 2003, by and among the Company, Metrocall, the Holder and WebLink Parent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Management Agreement.

            1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

            "Additional Shares of Common Stock" shall mean, all shares (including treasury shares) of Common Stock issued or sold or deemed to be issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock pursuant to Section 3.1, (ii) shares of Common Stock issued upon exercise of the Warrants or issued upon conversion or exercise of any other currently outstanding securities of the Company pursuant to the terms of such securities, (iii) any Rights, and (iv) shares of Common Stock representing up to 10% of the then-outstanding Common Stock issued pursuant to Approved Stock Plans.

            "Approved Stock Plan" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director of, or consultant or other service provider to, the Company for services provided to the Company.

            "Asset Purchase Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

            "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

            "Closing Bid Price" shall mean for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, L.P. ("Bloomberg"), or if the foregoing does not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date, as set forth above, the Closing Bid Price of such security shall be the fair market value as determined in good faith by an investment banking firm selected jointly by the Company and the Holders, with the fees and expenses of such determination borne solely by the Company.

            "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

            "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common

Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

            "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

            "Convertible Securities" shall mean any options, warrants, or other rights to subscribe for, or securities convertible into or exchangeable or exercisable for Additional Shares of Common Stock.

            "Current Market Price" shall mean, on any date specified herein, the average of the daily Closing Bid Prices for the Common Stock during the 5 consecutive trading days commencing 10 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Fair Value on such date.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

            "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

            "Fair Market Price" shall mean, on any date specified herein, fair value per share of Common Stock in United States currency determined in good faith by the Board of Directors of the Company.

            "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price, and (iii) in all other cases as reasonably determined in good faith by the Board of Directors of the Company.

            "Management Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

            "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

            "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

            "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

            "Purchase Price" shall mean the amount per share indicated in the introductory paragraph to this Warrant, subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of November 18, 2003, substantially in the form of Exhibit B to the Asset Purchase Agreement.

            "Rights" means any "poison pill" rights pursuant to a "poison pill" shareholder rights plan;

            "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

            "Warrants" shall have the meaning assigned to it in the introduction to this Warrant.

            "WebLink Wireless" shall mean PageMart II Holdings LLC, PageMart PCS Holdings LLC, WebLink Wireless I, L.P. and WebLink Wireless, Inc.

            2. EXERCISE OF WARRANT.

            2.1. Vesting; Manner of Exercise; Payment of the Purchase Price. (a) The right to purchase shares of Common Stock pursuant to the Warrant shall vest in equal yearly increments of 25,000 shares of Common Stock, commencing on the first anniversary of the date hereof; provided, however, that the right to purchase all remaining shares of Common Stock pursuant to the Warrants shall vest on the earlier to occur of (i) the termination of the Management Agreement for any reason, except as the result of a termination pursuant to Section 9(b) of the Management Agreement resulting solely from the material breach of the Management Agreement by WebLink Wireless; provided, that no further rights to purchase shares of Common Stock pursuant to the Warrant shall vest upon the termination of the Management Agreement pursuant to Section 9(b)(iii) of the Management Agreement as a result of a breach by WebLink, and (ii) the License-Related Asset Purchase Closing (as such term is defined in the Asset Purchase Agreement) notwithstanding any termination of the Management Agreement. The right to purchase shares of Common Stock pursuant to these Warrants shall be exercisable by WebLink Wireless for a period of three years from the date such right vests.

            (b) The vested portions of this Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time on or after the date first above written and prior to the Expiration Date, by surrendering to the Company at its principal office (or such other office or agency of the Company as the Company may designate in a written notice to the Holder) this Warrant, together with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price as described below for the number of shares of Common Stock specified in such form.

            (c) Payment of the Purchase Price may be made as follows (or by any combination of the following):

            (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the account of the Company,

            (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case upon delivery of such notice such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or

            (iii) by surrender to the Company for cancellation, certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise.

            2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

            2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. Subject to Section 2.4(a) as soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Business Days thereafter, the Company shall cause to be issued in such denominations as may be requested by Holder in the Election to Purchase Shares, in the name of and delivered to the Holder or, subject to the Asset Purchase Agreement and the Management Agreement, as the Holder may direct,

            (i) a certificate or certificates, or, if then permissible under the Securities Act, at a Holder's request to electronically issue such shares (e.g., through DWAC or DTC), for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a certified check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, provided, however, that in the event sufficient funds are not legally available for the payment of such amount, the number of shares of Common Stock for which such certificate(s) represents shall be rounded up to the nearest whole number, and

            (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

            (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

            2.4. Exercise Disputes. In the case of any dispute with respect to the number of shares to be issued upon exercise of this Warrant, the Company shall promptly issue such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder's Election to Purchase Shares and Transfer Agent Instructions. If the Holder and the Company are unable to agree as to the determination of the Purchase Price within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall in accordance with this Section, submit via facsimile the disputed determination to an independent reputable accounting firm of national standing, selected jointly by the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results within forty-eight (48) hours from the time it receives the disputed determinations of calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error. The Company shall then on the next Business Day issue certificate(s) representing the appropriate number of shares of Common Stock in accordance with such accounting firm's determination and this Section. All fees and expenses of such determination and calculation shall be borne by the Company.

            3. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

            3.1 Distributions. If the Company at any time after the date of issuance of this Warrant (i) pays a dividend or makes a distribution of the Common Stock in additional shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on the outstanding shares of Common Stock in any other equity interest in the Company, or (v) issues by reclassification of the Common Stock any other shares of Common Stock; then the number of Common Stock issuable upon the exercise of the Warrant shall be proportionately adjusted so that the Holder may receive on any subsequent exercise of the Warrant the aggregate number and kind of equity interests in the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. Any adjustment under this Section 3.1 shall become effective at the close of business on the date the subdivision or combination or reclassification becomes effective and on the record date in the case of a dividend or distribution.

            3.2. Consolidation, Merger, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or
(b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 and 4.

            3.3 Issuances for no Consideration. If the Company distributes (and receives no consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to holders of any of its outstanding capital stock entitling them to purchase Common Stock at a price per share less than Fair Market Price on the record date relating to such distribution, other than pursuant to Section 3.1, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted in accordance with the formula:

                                           O+N
                                 W(1)=W x -----
                                            NxP
                                          O+---
                                             C

where:

            W(1) = the adjusted number of shares of Common Stock issuable upon the exercise of each Warrant.

            W    =   the number of shares of Common Stock issuable upon the
                     exercise of each Warrant immediately prior to the record date for any such distribution.

            O    =   the number of shares of Common Stock outstanding on the
                     record date for any such distribution.

            N    =   the number of additional shares of Common Stock issuable
                     upon exercise of such rights, options or warrants.

            P    =   the exercise price per share of such rights, options or
                     warrants.

            C    =   Fair Market Price in effect on the record date for any such distribution.

            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately upon the issuance of such rights, options or warrants.

                  3.4 Common Stock Issuances. If the Company issues Additional Shares of Common Stock for a per share less than Fair Market Price on the date the Company fixes the offering price of such Common Stock, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted in accordance with the formula:

                                            A
                                 W(1)=W x -----
                                             P
                                          O+---
                                             C
where:

            W(1) = the adjusted number of shares of Common Stock issuable upon the exercise of each Warrant.

            W    =   the number of shares of Common Stock issuable upon the
                     exercise of each Warrant immediately prior to any such issuance.

            O    =   the number of shares of Common Stock outstanding
                     immediately prior to the issuance of such Additional
                     Shares.

            P    =   the aggregate consideration received for the issuance of
                     such Additional Shares.

            C    =   Fair Market Price in effect on the date of issuance of such
                     Additional Shares.

            A    =   the number of shares of Common Stock outstanding
                     immediately after the issuance of such Additional Shares.

Provided that for the purpose of this Section 3.4, all shares of Common Stock issuable upon exercise or conversion of outstanding Convertible Securities shall be deemed to be outstanding. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            3.5 Convertible Stock Issuances. If the Company issues any Convertible Securities (other than securities issued in transactions described in Section 3.1 or Section 3.3) for a consideration per share (as calculated in accordance with Section 3.6 below) less than Fair Market Price in effect on the date of issuance of such securities, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted in accordance with the formula:

                                           O+D
                                 W(1)=W x -----
                                             P
                                          O+---
                                             C

where:

            W(1) = the adjusted number of shares of Common Stock issuable upon the exercise of each Warrant.

            W    =   the number of shares of Common Stock issuable upon the
                     exercise of each Warrant immediately prior to any such issuance.

            O    =   the number of shares of Common Stock outstanding
                     immediately prior to the issuance of such Convertible
                     Securities.

            D    =   the maximum number of shares of Common Stock deliverable
                     upon conversion, exchange or exercise of such Convertible
                     Securities at the initial conversion, exchange or exercise rate.

            P    =   the sum of the aggregate consideration received for the
                     issuance of such Convertible Securities and the aggregate minimum consideration receivable by the Company for issuance of shares of Common Stock upon conversion, exchange or exercise of such Convertible Securities.

            C    =   Fair Market Price in effect on the date of issuance of such
                     Convertible Securities.

Provided that for the purpose of this Section 3.5, all shares of Common Stock issuable upon exercise or conversion of outstanding Convertible Securities shall be deemed to be outstanding. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If the aggregate minimum consideration receivable by the Company for issuance of shares of Common Stock upon conversion, exchange or exercise of such Convertible Securities shall be increased by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall promptly be readjusted to the number of shares of Common Stock issuable upon the exercise of each Warrant which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased minimum consideration. No further adjustment shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities.

            3.6 For purposes of any computation respecting consideration received pursuant to Section 3.4 and Section 3.5, the following shall apply:

            (i) in the case of the issuance of Common Stock for cash, the consideration shall be the amount of such cash, without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

            (ii) in the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the board of directors of the Company; and

            (iii) in the case of the issuance of Convertible Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Convertible Securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and
(ii) of this Section 3.6).

            3.7 In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to purchase Other Securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Sections 3.1 through 3.5 and the provisions of the Warrants with respect to the shares of Common Stock shall apply on like terms to any such other securities.

            3.8 Upon each adjustment of the number of shares of Common Stock issuable upon the exercise of each Warrant pursuant to the provisions of Section 3, the Purchase Price per share shall be adjusted to the nearest penny by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such adjustment and dividing the product so obtained by adjusted number of shares of Common Stock issuable upon the exercise of each Warrant.

            3.9. In the event that the Company shall distribute Rights, all unvested Warrants shall immediately vest and the Company shall give notice to the Holder ten (10) days prior to the date that the Warrants would need to be exercised to receive such Rights.

            4. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

            5. NOTICES OF CORPORATE ACTION. In the event of:

            (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

            (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified but in no event earlier than the public announcement of such proposed transaction or event.

            6. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon exercise of all Warrants at the time outstanding and otherwise in accordance with the terms of the Asset Purchase Agreement and the Management Agreement. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company (the "Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

            7. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

            7.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

            7.2. Transfer of Warrants. This Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company (or such other office or agency of the Company as it may in writing designate to the Holder). Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were so transferred.

            7.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this

Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

            7.4. Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant pursuant to
Section 3 or Section 4 hereof, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

            7.5. Fractional Shares. Notwithstanding any adjustment pursuant to
Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

            8. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

            9. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, (iii) with written confirmation of transmission or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

            If to the Company:

                    METROCALL HOLDINGS, INC.
                    6677 Richmond Highway
                    4th Floor
                    Alexandria, Virginia 22306
                    Facsimile:  (703) 768-9625
                    Attention:  President

            If to a Holder, to its address and facsimile number on the register maintained by the Company. Each party shall provide prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the exercise of any Warrant shall be effective in the manner provided in Section 2.

            10. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

            11. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender;
(2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

            12. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.

            13. SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Warrant and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 14.

            14. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such

Registrable Securities under the Registration Rights Agreement, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

                                             METROCALL HOLDINGS, INC.


                                             By:   /s/ Vincent D. Kelly
                                                  ------------------------------
                                                  Name: Vincent D. Kelly
                                                  Title: President and CEO

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES
                         AND TRANSFER AGENT INSTRUCTIONS

            The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $.01 per share ("Common Stock"), of METROCALL HOLDINGS, INC. (the "Company") and hereby [makes payment of $________ in consideration therefor] [or] [makes payment in consideration therefor by reduction pursuant to Section 2.1(c)(ii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ______ shares] [or] [makes payment in consideration therefor by delivery of the following Common Stock Certificates of the Company pursuant to
Section 2.1(c)(iii) of the Warrant, certificates of which are attached hereto for cancellation _______ [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                (NAME OF HOLDER)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:_____________________________________________________________________
                                (NAME OF HOLDER)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

Dated: _____________________                          [NAME OF HOLDER]

                                             By _____________________________
                                                Name:
                                                Title:

                                                   EXHIBIT A to
                                                   Common Stock Purchase Warrant

      __________________, as transfer agent and registrar of the Common Stock, is hereby authorized and directed to issue the above number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service.

                                                  METROCALL HOLDINGS, INC.


                                                  By: _______________________
                                                      Name:
                                                      Title:

                                                   EXHIBIT B to
                                                   Common Stock Purchase Warrant

                              [FORM OF] ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.01 per share ("Common Stock") of METROCALL HOLDINGS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                    Address                        No. of Shares
----------------                    -------                        -------------





and does hereby irrevocably constitute and appoint ________ as Attorney to make such transfer on the books of METROCALL HOLDINGS, INC. maintained for that purpose, with full power of substitution in the premises.

Dated: _____________________                          [NAME OF HOLDER]

                                             By _____________________________
                                                Name:
                                                Title: